Exhibit 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement Nos. 333-138913, 333-134830, 333-132536, 333-127039, and 333-113244 on
Form S-8 of our report dated November 13, 2006 (except as to Note A Restatement, and Income Taxes, and Notes B and C as to which the date is December 11, 2006), relating to the financial statements of Amazon Biotech, Inc., which appear in this Annual Report on Form 10-KSB/A of Amazon Biotech, Inc. for the year ended July 31, 2006.


/s/ Meyler & Company, LLC

Meyler & Company, LLC
Middletown, New Jersey
January 30, 2007